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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-42816) pertaining to the 1998 Incentive and Nonqualified Stock Option Plan, 1992 Stock Option Plan and 1998 Employee Stock Purchase Plan of Implant Sciences Corporation of our report dated August 31, 2000, with respect to the financial statements of Implant Sciences Corporation included in the Annual Report (Form 10-KSB) for the year ended June 30, 2000.


                                       /s/ Ernst & Young LLP


Boston, Massachusetts
September 15, 2000